Exhibit 32
Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002
     The undersigned, the Interim Chief Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:
     (a) the Form 10-K of the Company for the period ended December 31, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary H. Hunt
Gary H. Hunt
Interim Chief Executive Officer May 27, 2009

/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer May 27, 2009